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                                                                    EXHIBIT 21.1

                                  Subsidiaries
                                  ------------

Company Name                                   Jurisdiction of Incorporation
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GSL Corporation                                Delaware
NAMSCO Inc.                                    Delaware
North American Salt Company                    Delaware
Great Salt Lake Minerals Corporation           Delaware
Carey Salt Company                             Delaware
Minosus Limited                                United Kingdom
Salt Union Limited U.K.                        United Kingdom
Direct Sales Supplies Limited (U.K.)           United Kingdom
London Salt Limited (UK)                       United Kingdom
IMC Global (Europe) Limited UK                 United Kingdom
IMC Global (UK) Limited                        United Kingdom
Northern Salt, LLP                             Kansas
Sifto Canada Inc.                              Ontario, Canada
Northern Salt of Ohio LLC                      Ohio
J.T. Lunt & Co. (Nantwich) Limited (U.K.)      United Kingdom